Filed Pursuant to Rule 424(b)(5)

Registration No. 333-237455

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 3, 2020)

IMAC Holdings, Inc.

5,164,474 Shares of Common Stock

We are offering 5,164,474 shares of our common stock, par value $0.001 per share, at a price of $0.76 per share pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement. In a concurrent private placement, we are also selling warrants to purchase 10,328,948 shares of common stock for each share purchased in this offering. 5,164,474 of the warrants will expire on the five year anniversary of the initial exercise date of the Warrants (the “Series 1 Warrants”) and 5,164,474 of the warrants will expire on the one year anniversary of the initial exercise date of the Warrants (the “Series 2 Warrants”, collectively with the Series 1 Warrants, the “Warrants”). The Warrants will become exercisable on the date that is six months following the issuance of the shares of common stock sold hereunder (the “Exercise Date”) at an exercise price of $0.95 per share, subject to adjustment. The Warrants and the shares of common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part nor are such Warrants and Warrant Shares being offered pursuant to such prospectus supplement and accompanying prospectus. The Warrants are being offered in reliance upon an exemption from the registration requirements of the Securities Act. The Warrants are not and will not be listed for trading on any national securities exchange. We have agreed to register the Warrant Shares under the Securities Act. Each purchaser will be an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act.

Our common stock is traded on The Nasdaq Capital Market under the symbol “BACK.” On August 12, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.6299 per share.

We have retained Joseph Gunnar & Co., LLC as sole placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

As of August 11, 2022, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $25.8 million, which was calculated based on 24,651,370 shares of common stock outstanding held by non-affiliates and on a price per share of $1.05, the last reported sale price of our common stock on July 13, 2022, by The Nasdaq Capital Market. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement, we have sold $857,483 of securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$0.760	$3,925,000
Placement Agent’s fees	$0.061	$314,000
Proceeds to us, before expenses	$0.699	$3,611,000

(1)	We have agreed to pay the Placement Agent an aggregate cash placement fee equal to 8.0% of the gross proceeds in this offering. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. For additional information on the Placement Agent’s fees and expense reimbursement, see “Plan of Distribution” beginning on page S-18 of this prospectus supplement.

Delivery of the shares of common stock to investors is expected on or about August 16, 2022.

Placement Agent

Joseph Gunnar & Co., LLC

The date of this prospectus supplement is August 12, 2022.

IMAC HOLDINGS, INC.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated or the context requires otherwise, references to “IMAC,” the “Company,” “we,” “us” or “our” are to IMAC Holdings, Inc., a Delaware corporation, and its subsidiaries.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section of this prospectus supplement beginning on page S-6 and the risk factors contained in our Annual Report and our most recent Quarterly Report.

Company Overview

We are a provider and manager of value-based, conservative medical care combining life science advancements with traditional medical care for movement-restricting diseases and conditions in our IMAC Regeneration Centers and BackSpace clinics. Our Innovative Medical Advancements and Care (“IMAC”) Regeneration Centers combine medical and physical procedures to improve patient experiences and outcomes and reduce healthcare costs as compared to other available treatment options. As of March 31, 2022, we own five and manage twelve outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. Our treatments are performed by licensed medical practitioners through our regenerative rehabilitation protocols designed to improve the physical health, to advance the quality of life and to lessen the pain of our patients. We do not prescribe opioids, but instead offer an alternative to conventional surgery or joint replacement surgery by delivering minimally invasive medical treatments to help patients with sports injuries, back pain, knee pain, joint pain, ligament and tendon damage, and other related soft tissue conditions. Our employees focus on providing exceptional customer service to give our patients a memorable and caring experience. We believe that we have priced our treatments to be affordable by 95% of the population and are well positioned in the expanding regenerative medical sector.

Our licensed healthcare professionals provide each patient a custom treatment plan that integrates innovative regenerative medicine protocols (representing 12% of our revenue) with traditional, minimally invasive (minimizing skin punctures) medical procedures (representing 55% of our revenue) in combination with physical therapies (representing 28% of our revenue from physical therapy), chiropractic care (representing 3% of our revenue) and remaining 2% of our revenue from memberships. We do not use or offer opioid-based prescriptions as part of our treatment options in order to help our patients avoid the dangers of opioid abuse and addiction. We have successfully treated patients that were previously addicted to opioids because of joint or soft tissue related pain. Further, our procedures comply with all professional athletic league drug restriction policies, including the MLB, NBA, NFL and NHL.

Dr. Matthew Wallis, DC, our President, opened the first IMAC Regeneration Center in Paducah, Kentucky in August 2000, which remains the flagship location of our current business. Dr. Jason Brame, DC joined Dr. Wallis in 2008. In 2015, Drs. Wallis and Brame hired Jeffrey S. Ervin as our Chief Executive Officer to collectively create and implement their growth strategy. The result was the formal creation of IMAC Holdings, Limited Liability Company to expand IMAC clinics outside of western Kentucky, with such facilities to remain owned or operated under the group using the IMAC Regeneration Center name and services. In June 2018, we completed a corporate conversion in which IMAC Holdings, LLC was converted to IMAC Holdings, Inc. to consolidate ownership of existing clinics and implement our growth strategy. In February 2019, we completed an initial public offering and our shares commenced trading on The Nasdaq Capital Market.

Our Services

We are focused on providing natural, non-opioid solutions to pain as consumers increasingly demand conservative treatments for an aging population. The demand for our services continues to grow fueled by consumer preferences for organic healthcare solutions over traditionally invasive orthopedic practices. We believe that our regenerative rehabilitation treatments are provided to patients at a much lower price than our primary competitors, including orthopedic surgeons, pain management clinics and hospital systems targeting invasive joint reconstruction. Surgical joint replacements cost several times more than our therapies initially treating the same condition. The U.S. government has recently adopted strict surgery pre-approval initiatives to reduce the cost for Centers for Medicare & Medicaid Services and limit the proliferation of opioids since they accompany substantially all joint replacement surgeries.

S-2

Our Growth and Expansion Strategy

We operate 17 outpatient medical clinics in six states and ten BackSpace locations in three states as of March 31, 2022. We have developed a comprehensive approach and well-defined model for new clinic openings ranging from site selection to staffing to acquisition targets and performance metrics. Given the current market valuations, we favor growth through acquisitions of profitable physical medicine centers with a decade or more of history in a current location. We believe these targets can be found with favorable long-term transaction prices in contiguous or current markets to capitalize on operational and marketing efficiencies.

The key elements of our strategy that we believe will continue to propel our growth and expansion are:

Open New BackSpace Locations and Facilities. We are in the process of identifying new locations at which to lease and develop The BackSpace retail chiropractic clinics. We anticipate adding locations in currently occupied states as well as other states through franchise agreements.

Expand Our Advertising and Marketing. We intend to increase our advertising and marketing efforts and reach throughout our primary service areas in order to grow patient volume at our existing facilities and spur interest in newer locations. Our current marketing efforts include a combination of local television, digital and event advertising. We have introduced employer marketing initiatives with help from our celebrity endorsers. While we welcome patients that are referred to us by other healthcare providers, we believe that direct marketing will generate more new patients for our outpatient clinics than relying solely on antiquated medical referral practices.

Offer State-of-the-Art Orthopedic and Medical Treatments. Our regenerative rehabilitation techniques are used to prevent arthritis, treat meniscus tears, defeat muscle deterioration and address other damaged tissue conditions. We will continue offering innovative therapies and recently approved medical technologies, including alternative medicine treatments, and will adapt our treatment offerings as new treatments are developed and come to market. By bringing together a diverse array of medical specialists, we are able to treat more health conditions and attract a larger base of patients.

Expand our Spinal Care and Wellness Clinic. We have in-depth experience treating patients with back and neck pain and recognize the underserved population for such a widely-impacted symptom. We intend to expand our retail healthcare concept focused on treatments for back and neck pain, soft-tissue recovery, muscle tension, and spinal wellness while providing chiropractic adjustments, stretching and muscle stimulation, and percussion tool therapies. We anticipate a combination of clinics to be managed through management service agreements or franchised.

Recent Developments

Strategic Alternatives. On July 26, 2022, we announced that our board of directors initiated an exploration of strategic alternatives, whereby the board of directors will consider a wide range of options for our company including, among other things, a potential merger, sale or other strategic transaction involving one or more of our business units or assets. We currently have no commitments or agreements with respect to any such activities.

Preliminary Second Quarter Results. Based on preliminary unaudited information, our management expects revenue for the second quarter ended June 30, 2022 to increase 45% over the same quarter a year ago to approximately $5.0 million. Our management expects a net loss for the second quarter ended June 30, 2022 to be approximately $1.8 million, a decrease of approximately 27% over the same quarter a year ago. For the six months ended June 30, 2022, we expect to report revenue of approximately $8.9 million, increasing approximately 38% over the same period a year ago, and a net loss for the six months ended June 30, 2022 to be approximately $5.0 million, an increase of approximately 5%.

S-3

Selected Risks Related to our Business

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making an investment decision. Some of the more significant risks and uncertainties relating to an investment in our company are listed below. These risks are more fully described in the “Risk Factors” section of this prospectus immediately following this prospectus summary, as well as in the documents incorporated by reference herein:

●	We operate in an intensely competitive market for healthcare solutions against a number of large, well-known hospital systems and outpatient medical clinics.
●	We have a limited operating history and we cannot ensure the long-term successful operation of our business.
●	We had net losses of $3.2 million and $10.5 million for the three months ended March 31, 2022 and the year ended December 31, 2021, respectively. There can be no assurance we will have net income in future periods.
●	As part of our growth strategy following this offering, we may develop and acquire other outpatient medical clinics; however, there is no assurance that we will be able to identify appropriate acquisition targets, successfully acquire identified targets or successfully develop and integrate the businesses to realize their full benefits.
●	Our business depends on the availability to us of Jeffrey S. Ervin, our Chief Executive Officer, who has unique knowledge regarding our roll-out of IMAC Regeneration Centers, and Matthew C. Wallis, DC, our President, who has business contacts that would be extremely difficult to replace, and our business would be materially and adversely affected if either of their services were to become unavailable to us.
●	There can be no assurance that the strategic review process we began in July 2022 will result in any strategic alternative, and there can be no assurance as to its outcome or timing. We have not set a timetable for completion of the review process.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	An exemption from the auditor attestation requirement on the effectiveness of our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
●	An extended transition period for complying with new or revised accounting standards;
●	Reduced disclosure about our executive compensation arrangements; and
●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions from the JOBS Act until the end of the fiscal year in which the fifth anniversary of our initial public offering, or such earlier time when we no longer qualify as an emerging growth company. We would cease to be an emerging growth company on the earlier of (i) the last day of the fiscal year (a) in which we have more than $1.07 billion in annual revenue or (b) in which we have more than $700 million in market value of our capital stock held by non-affiliates, or (ii) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens under the JOBS Act. We have irrevocably taken advantage of other reduced reporting requirements in this prospectus, and we may choose to do so in future filings. To the extent we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold equity interests.

Corporate Information

Our principal executive offices are located at 1605 Westgate Circle, Brentwood, Tennessee 37027 and our telephone number is (844) 266-IMAC (4622). We maintain a corporate website at http://www.imacholdings.com. We make our periodic and current reports that are filed with the U.S. Securities and Exchange Commission (“SEC”) available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

S-4

THE OFFERING

Common stock offered by us	5,164,474 shares.

Common stock to be outstanding immediately after this offering	32,463,760 shares.

Public offering price	$0.76 per share.

Concurrent Private Placement	In a concurrent private placement, we are also selling to investors, for no additional consideration, a Series 1 Warrant and a Series 2 Warrant for each share purchased in this offering. The Series 1 Warrants will expire on the date that is the five year anniversary of the Exercise Date. The Series 2 Warrants will expire on the date that is the one year anniversary of the Exercise Date. The Warrants will become exercisable on the Exercise Date at an exercise price of $0.95 per share, subject to adjustment. The Warrants and the shares of common stock issuable upon the exercise of the Warrants, or the Warrant Shares, are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part nor are such Warrants and Warrant Shares being offered pursuant to such prospectus supplement and accompanying prospectus. The Warrants are not and will not be listed for trading on any securities exchange. We have agreed to register the Warrant Shares under the Securities Act. Each purchaser will be an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $3.6 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including financing the costs of implementing our strategic alternative activities. Assuming all of the Warrants are exercised, we estimate that the net proceeds from the exercise of the Warrants will be $9.8 million. See “Use of Proceeds” beginning on page S-12 of this prospectus supplement for additional detail.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-6 this prospectus supplement and other information included or incorporated by reference into this prospectus supplement before deciding to invest in our securities.

Trading symbol	Our common stock is traded on The Nasdaq Capital Market under the symbol “BACK.”

The number of shares of common stock to be outstanding immediately after this offering is based on 27,299,286 shares of common stock outstanding as of August 11, 2022, and excludes as of that date:

●	245,164 shares of common stock issuable upon exercise of outstanding stock options;
●	1,628,531 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $5.00 per share;
●	50,875 shares of common stock issuable upon the vesting of outstanding restricted stock units; and
●	72,336 shares of common stock reserved and available for issuance under our 2018 incentive compensation plan.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the period ended March 31, 2022, together with other information in this prospectus supplement, and the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our common stock could decline materially and you could lose all or part of your investment.

Risks Related to the Offering and our Common Stock

If you purchase securities in this offering, you will suffer immediate dilution of your investment.

The public offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay an effective price per share of common stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on a public offering price of $0.76 per share of common stock, if you purchase securities in this offering, you will experience immediate dilution of $0.49 per share, representing the difference between the public offering price of the securities and our as adjusted net tangible book value per share after giving effect to the proceeds we receive from this offering. The Warrants being sold in the concurrent private placement may result in the issuance of 10,328,948 shares of common stock. Under these circumstances, you would experience greater dilution. Furthermore, if any of our outstanding options or warrants are exercised at prices below the public offering price, we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Because we will have broad discretion and flexibility in how the net proceeds from this offering and the concurrent private placement are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering and the concurrent private placement for working capital and other general corporate purposes, including financing the costs of implementing our strategic alternatives activities. See “Use of Proceeds” on page S-12. We have not allocated specific amounts of the net proceeds from this offering or the concurrent private placement for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

This offering is being conducted on a “best efforts” basis.

The Placement Agent is offering the shares on a “best efforts” basis, and the Placement Agent is under no obligation to purchase any shares for its own account. The Placement Agent is not required to sell any specific number or dollar amount of shares of common stock in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

S-6

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Risks Related to our Business

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our board of directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash for the development, operation and expansion of our business. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

If our stock price falls below $1.00 per share, our common stock may be subject to delisting from The Nasdaq Capital Market.

If the bid price of our common stock were to close below the required minimum $1.00 per share for 30 consecutive business days, we may receive a deficiency notice from The Nasdaq Capital Market regarding our failure to comply with Nasdaq Marketplace Rule 5550(a)(2). If we receive such a notice, pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), we may become subject to a period of 180 calendar days to regain compliance with Rule 5550(a)(2). If at any time the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, we will regain compliance with Rule 5550(a)(2). In the event we do not regain compliance with Rule 5550(a)(2) prior to the expiration of any Nasdaq Stock Exchange compliance period, The Nasdaq Capital Market may notify us that our common stock is subject to delisting. We may appeal such a delisting determination to a Nasdaq hearing panel and the delisting may be stayed pending the panel’s determination. At such hearing, we would present a plan to regain compliance and Nasdaq would then subsequently render a decision. We are currently evaluating our alternatives to resolve any listing deficiency. To the extent that we are unable to resolve a listing deficiency, there is a risk that our common stock may be delisted from The Nasdaq Capital Market, which would adversely impact liquidity of our common stock and potentially result in even lower bid prices for our common stock.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership. Thus, our ability to utilize carryforwards of our net operating losses and other tax attributes to reduce future tax liabilities may be substantially restricted. Further, U.S. tax laws limit the time during which these carryforwards may be applied against future taxes. Therefore, we may not be able to take full advantage of these carryforwards for federal or state tax purposes. As of December 31, 2021, we had federal and state net operating loss carryforwards of approximately $28.8 million and $30.1 million, respectively.

We depend on enrollment of patients in our clinical trials for our product candidates. If we experience delays or difficulties enrolling in our clinical trials, our research and development efforts and business, financial condition, and results of operations could be materially adversely affected.

Successful and timely completion of the clinical trial will require that we enroll a sufficient number of patient candidates. This trial and other trials we may conduct may be subject to delays for a variety of reasons, including as a result of patient enrollment taking longer than anticipated, patient withdrawal or adverse events. These types of developments could cause us to delay the trial or halt further development.

S-7

Our clinical trial will compete with other clinical trials that are in the same therapeutic areas as our product candidates, and this competition reduces the number and types of patients available to us, as some patients who might have opted to enroll in our trials may instead opt to enroll in a trial being conducted by one of our competitors. In addition, there may be limited patient pools from which to draw for clinical studies. In addition to the rarity of some diseases, the eligibility criteria of our clinical studies will further limit the pool of available study participants as we will require that patients have specific characteristics that we can measure or to assure their disease is either severe enough or not too advanced to include them in a study. Patient enrollment depends on many factors, including:

●	the size and nature of the patient population;

●	the severity of the disease under investigation;

●	eligibility criteria for the trial;

●	the proximity of patients to clinical sites;

●	the design of the clinical protocol;

●	the ability to obtain and maintain patient consents;

●	the ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	the risk that patients enrolled in clinical trials will drop out of the trials before the administration of our product candidates or trial completion;

●	the availability of competing clinical trials;

●	the availability of new drugs approved for the indication the clinical trial is investigating; and

●	clinicians’ and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies.

These factors may make it difficult for us to enroll enough patients to complete our clinical trial in a timely and cost-effective manner. In addition, our clinical trial has experienced, and continues to experience, some delays in patient enrollment as a result of the COVID-19 pandemic, as some clinical sites in high impact areas have delayed new patient enrollment as dictated by local conditions. Such delays have impacted and could further adversely affect the expected timelines for our product development and approval process and may adversely affect our business, financial condition and results of operations. Delays in the completion of any clinical trial increases our costs.

We rely on Contract Research Organizations (“CROs”) to conduct our preclinical studies and clinical trials. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, we may be delayed in completing this phase of the clinical trial.

We have relied and will continue to rely on CROs for the execution of our preclinical and clinical studies and monitor and manage data for our clinical programs. We control only certain aspects of our CROs’ activities, but we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol and legal, regulatory and scientific standards. Our reliance on the CROs does not relieve us of these regulatory responsibilities. We and our CROs are required to comply with the FDA’s regulations, which are regulations and guidelines enforced by the FDA and comparable regulatory authorities meant to protect the rights and health of clinical trial subjects. The FDA and comparable regulatory authorities enforce their regulations through periodic inspections of trial sponsors, principal investigators and clinical trial sites. If we or our CROs fail to comply with applicable good clinical practices (“GCPs”), the clinical data generated in our clinical trials may be deemed unreliable, and the FDA (or similar foreign authorities) may require us to perform additional clinical trials before approving our product candidates. We cannot assure you that, upon inspection, the FDA (or similar foreign authorities) will determine that any of our clinical trials comply with GCPs.

S-8

In addition, our CROs are not our employees and we cannot control whether or not they devote sufficient time and resources to our non-clinical, preclinical or clinical programs. Our CROs may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical studies or other drug development activities, which could impede their ability to devote appropriate time to our clinical programs. If our CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced, or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements, or for other reasons, our clinical trials may be extended, delayed or terminated. As a result, our financial results and the commercial prospects for the clinical trial would be harmed, our costs could increase and our ability to generate revenues could be delayed or ended.

If any of our relationships with these CROs change or terminate, we may not be able to enter into arrangements with alternative CROs or clinical study management organizations, or be able to do so on commercially reasonable terms. Switching or adding additional CROs or other clinical study management organizations involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO or clinical study management organization commences work. As a result, delays could occur, which could compromise our ability to meet our desired development timelines.

We have no experience as a company in bringing a drug to regulatory approval.

As a company, we have never obtained regulatory approval for, or commercialized, a drug or biologic. It is possible that the FDA may refuse to accept any or all of our planned Biologics License Application (“BLAs”) for substantive review or may conclude after review of our data that our application is insufficient to obtain regulatory approval of any product candidate. If the FDA does not accept or approve any or all of our planned BLAs, it may require that we conduct additional preclinical, clinical or manufacturing validation studies, which may be costly, and submit that data before it will reconsider our applications. Depending on the extent of these or any other FDA required studies, approval of any BLA or application that we submit may be significantly delayed, possibly for several years, or may require us to expend more resources than we have available.

We may be subject, directly or indirectly, to foreign, federal and state healthcare laws, including applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and third-party payors play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our business operations and current and future arrangements with third-party payors, healthcare providers and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we research, develop, market, sell and distribute our products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:

●	the federal healthcare Anti-Kickback Statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal and state healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation;

●	the federal False Claims Act imposes criminal and civil penalties, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

S-9

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program;

●	the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

●	the federal transparency requirements under the Affordable Care Act requires certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report to the Department of Health and Human Services information related to physician payments and other transfers of value and ownership and investment interests held by physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician practitioners (physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, anesthesiologist assistants and certified nurse midwives), and their immediate family members and payments or other transfers of value made to such physician owners; and

●	analogous state laws and regulations, such as state anti-kickback and false claims laws, and transparency laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers, and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other health care providers or marketing expenditures and pricing information.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from government funded healthcare programs, such as Medicare and Medicaid, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, imprisonment and the curtailment or restructuring of our operations. Further, defending against any such actions, even if successful, can be costly, time-consuming and may require significant personnel resources. If any of the physicians or other providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

We may issue additional shares of common stock, warrants or other securities to finance our growth.

We may finance the business development or generate additional working capital through additional equity financing. Therefore, subject to Nasdaq rules, we may issue additional shares of our common stock, warrants and other equity securities of equal or senior rank, with or without stockholder approval, in a number of circumstances from time to time. The issuance by us of shares of our common stock, warrants or other equity securities of equal or senior rank will have the following effects:

●	the proportionate ownership interest in us held by our existing stockholders will decrease;

●	the relative voting strength of each previously outstanding share of common stock may be diminished; and

●	the market price of our common stock may decline.

In addition, if we issue shares of our common stock and/or warrants in a future offering (or, in the case of our common stock, the exercise of outstanding warrants to purchase our common stock), it could be dilutive to our security holders.

There can be no assurance that we will ever provide adequate liquidity to our investors through a sale of our company.

While acquisitions of healthcare companies like ours are not uncommon, potential investors are cautioned that no assurances can be given that any form of merger, combination or sale of our company will take place, or that any merger, combination or sale, even if consummated, would provide liquidity or a profit for our investors. You should not invest in our company with the expectation that we will be able to sell the business in order to provide adequate liquidity or a profit for our investors.

There can be no assurance that the strategic review process we began in July 2022 will result in any strategic alternative, and there can be no assurance as to its outcome or timing.

On July 26, 2022, we announced that our board of directors initiated an exploration of strategic alternatives, whereby the board of directors will consider a wide range of options for our company including, among other things, a potential merger, sale or other strategic transaction involving one or more of our business units or assets. We currently have no commitments or agreements with respect to any such activities. We have not set a timetable for completion of the review process. The review process may result in near-term disruption to our business and employees as we explore certain alternatives. Additionally, there is no guarantee that the outcome of the strategic review will result in an increase in the share price for our stockholders or in the completion of any transaction.

We are subject to the possible repayment of a claimed CMS overpayment, but we cannot predict the outcome.

On April 15, 2021, we received notification from Covent Bridge Group, a Center for Medicare & Medicaid Services (“CMS”) contractor, that they are recommending to CMS that we were overpaid in the amount of $2,921,868. This amount represents a statistical extrapolation of $11,530 of charges from a sample of 40 claims for the periods February 2017 to November 2020.

On June 3, 2021, we received a request for payment from CMS in the amount of $2,918,472. We initiated the appropriate appeals and then we received a notification dated September 30, 2021, from CMS that they “found the request to be favorable by reversing the extrapolation to actual”. We received a separate notification stating “the extrapolated overpayment was reduced to the actual overpayment amount for the sampled denied claims $5,327.73,” which was paid in 2021.

This amount represented a statistical extrapolation of $11,530 of charges from a sample of 40 claims for the periods February 2017 to November 2020. We began our own internal audit process and disagreed with the interpretation of the medical records and the extrapolation techniques used to derive the balance. We continued the appeals process to the second level appeal related to the error rate and are anticipating a third appeal on the remaining $5,327.73 amount. As of June 30, 2022, this was settled for approximately $5,000.

On October 21, 2021, we received notification from Covent Bridge Group that they are recommending to CMS that we were overpaid in the amount of $2,716,056.33. This amount represents a statistical extrapolation of $6,791.33 of charges from a sample of 38 claims for the periods July 2017 to November 2020 for Progressive Health & Rehabilitation, Ltd (“Progressive Health”). We entered into a management agreement with Progressive Health in April 2019 and therefore liable for only a portion of the sampled claims. There were a total of 38 claims reviewed, 25 of these claims were from the period prior to the management agreement with us and the remaining 13 claims were related to the period that Progressive Health was managed by us. In December 2021, we received a request for payment from CMS in the amount of $2,709,265. We have begun our own internal audit process and have initiated the appropriate appeals.

On May 17, 2022, the Company received notification from Covent Bridge Group that they are recommending to CMS that we were overpaid in the amount of $492,086.22 related to Advantage Therapy. This amount represents a statistical extrapolation of charges from a sample. On May 27, 2022, we received a request for payment from CMS in the amount of $481,666.00. We have begun our own internal audit process and have initiated the appropriate appeals.

We are unable to predict the timing and ultimate outcome of these matters. Any potential loss may be classified as errors and omissions for which insurance coverage was in place during a majority of the years being evaluated. As of June 30, 2022, we have recorded no liability for these claims as we do not believe that an estimate of a reasonably possible loss or range of loss can be made at this time.

We expect to record a net loss for the six months ended June 30, 2022 and June 30, 2021 and there can be no assurance that our future operations will result in net income.

For the six months ended June 30, 2022 and the six months ended June 30, 2021, we expect to report a net loss. There can be no assurance that our future operations will result in net income. Our failure to increase our revenues or improve our gross margins will harm our business. We may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate, our gross margins fail to improve or our operating expenses exceed our expectations, our operating results will suffer. The fee we charge for our management services may decrease, which would reduce our revenues and harm our business. If we are unable to sell our services at acceptable prices relative to our costs, or if we fail to develop and introduce new services on a timely basis and services from which we can derive additional revenues, our financial results will suffer.

S-10

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our dependence upon external sources for the financing of our operations;

●	our ability to effectively execute our growth and expansion strategy;

●	changes in the outpatient medical services market;

●	our limited operating history;

●	disruption caused by health epidemics, such as the COVID-19 pandemic;

●	the valuation of assets reflected in our consolidated financial statements;

●	our reliance on continued access to financing;

●	our reliance on information provided and obtained by third parties;

●	federal, state and local regulatory matters;

●	additional expenses, not reflected in our operating history, related to being a public reporting company;

●	competition, not only in the outpatient medical clinic market, but also for traditional hospital and medical treatment generally; and

●	covenants contained in our master services agreements.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but not exhaustive. New risk factors and uncertainties not described here or elsewhere in this prospectus supplement, the accompanying prospectus, including in the sections entitled “Risk Factors,” may emerge from time to time. Moreover, because we operate in a competitive and rapidly changing environment, it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The forward-looking statements are also subject to the risks and uncertainties specific to our company, including but not limited to the fact that we have a limited operating history as a public company. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

You should read this prospectus supplement, the accompanying prospectus, the documents referenced herein and those documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.

S-11

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $3.6 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us. Cash must be remitted to us in order to exercise the Warrants if the Warrant Shares have been registered for resale pursuant to a registration statement. Assuming all the Warrants are exercised for cash, we estimate that we would receive a total of $9.8 million.

We currently intend to use the net proceeds from the sale of the shares of common stock under this prospectus supplement and the exercise of the Warrants for working capital and other general corporate purposes, including financing the costs of implementing our strategic alternative activities. We currently have no commitments or agreements with respect to any such activities.

Pending these uses, we may invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

S-12

DIVIDEND POLICY

We have never declared or paid any dividends on our capital stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our current and future debt agreements, and other factors that our board of directors may deem relevant.

S-13

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, equity and total capitalization as of March 31, 2022:

●	on an actual basis; and

●	on an as adjusted basis to give effect to this offering.

You should read the data set forth in the table below in conjunction with the section of this prospectus supplement under the caption “Use of Proceeds” as well as our financial statements and notes and other financial information included or incorporated by reference in this prospectus supplement.

	At March 31, 2022
	Actual	As Adjusted

Cash and cash equivalents	$4,275,251	$7,886,251
Stockholder’s equity:
Preferred stock $0.001 par value: 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 30,000,000 shares authorized; 26,385,167 (actual) and 31,549,641 (as adjusted) shares outstanding as of March 31, 2022	26,385	31,549
Additional paid-in capital	46,314,757	49,920,593
Accumulated deficit	(31,369,059)	(31,369,059)
Total stockholders’ equity	14,972,083	18,583,083
Total capitalization	$14,972,083	$18,583,083

The number of shares of common stock outstanding as of March 31, 2022 in the table above excludes:

●	353,843 shares of common stock issuable upon exercise of outstanding stock options;

●	1,628,531 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $5.00 per share;

●	93,750 shares of common stock issuable upon the vesting of outstanding restricted stock units; and

●	72,336 shares of common stock reserved and available for issuance under our 2018 incentive compensation plan.

S-14

DILUTION

If you purchase shares in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per security you will pay in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Net tangible book value per share is determined by dividing the number of outstanding shares of our common stock into our net tangible book value, which consists of total tangible assets (total assets less intangible assets) less total liabilities. As of March 31, 2022, we had a historical net tangible book value of $4.8 million, or approximately $0.18 per share.

After further giving effect to the sale by us of 5,164,474 shares of common stock in this offering at an offering price of $0.76 per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2022 would have been approximately $8.4 million or approximately $0.27 per share. This amount represents an immediate increase in net tangible book value of approximately $0.09 per share to existing stockholders and an immediate dilution in net tangible book value of approximately $0.49 per share to purchasers of our common stock in this offering.

The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per Share		$0.76

Net tangible book value per share as of March 31, 2022	$0.18

Increase in as adjusted, net tangible per share attributable to this offering	$0.09

As adjusted net tangible book value per share as of March 31, 2022		$0.27

Dilution in pro forma, as adjusted net tangible book value per share to new investors in this offering		$(0.49)

The number of shares of common stock outstanding as of March 31, 2022 in the table above excludes:

●	353,843 shares of common stock issuable upon exercise of outstanding stock options;

●	1,628,531 shares of common stock issuable upon exercise of outstanding warrants at an exercise price of $5.00 per share;

●	93,750 shares of common stock issuable upon the vesting of outstanding restricted stock units; and

●	72,336 shares of common stock reserved and available for issuance under our 2018 incentive compensation plan.

To the extent that any outstanding stock options or warrants are exercised, new options are issued under our stock incentive plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

S-15

DESCRIPTION OF SECURITIES WE ARE OFFERING AND CONCURRENT PRIVATE PLACEMENT

Our authorized capital stock consists of 60,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 11, 2022, there were 27,299,286 shares of our common stock outstanding and no shares of preferred stock issued and outstanding.

We are offering 5,164,474 shares of common stock in this offering pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement at a price of $0.76 per share. In a concurrent private placement, we are also selling to investors, for no additional consideration, a Series 1 Warrant and a Series 2 Warrant for each share purchased in this offering. Each Series 1 Warrant will be exercisable for one share of common stock on the Exercise Date through the five year anniversary of the Exercise Date at an exercise price of $0.95 per share, subject to adjustment. Each Series 2 Warrant will be exercisable for one share of common stock on the Exercise Date through the one year anniversary of the Exercise Date at an exercise price of $0.95 per share, subject to adjustment. We have agreed to register the shares of common stock underlying the Warrants under the Securities Act.

Common Stock

Our common stock is traded on The Nasdaq Capital Market under the symbol “BACK.” On August 12, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.6299 per share.

The material terms of our common stock are described under the heading “Description of Common Stock and Preferred Stock and Certain Other Outstanding Securities” in the accompanying prospectus beginning on page 5.

Series 1 Warrants to be Issued in the Concurrent Private Placement

The following summary of certain terms and provisions of the Series 1 Warrants that are being offered in the concurrent private placement is not complete and is subject to, and qualified in its entirety by the provisions of, the Series 1 Warrant. Prospective investors should carefully review the terms and provisions of the form of Series 1 Warrant for a complete description of the terms and conditions of the Series 1 Warrants.

Exercisability. The Series 1 Warrants are exercisable beginning on the Exercise Date and will expire on the date that is the five year anniversary of the Exercise Date. The Series 1 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series 1 Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Series 1 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series 1 Warrant. No fractional shares of common stock will be issued in connection with the exercise of the Series 1 Warrants. In lieu of fractional shares, we will, at our discretion, pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series 1 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series 1 Warrants.

Exercise Price. The Series 1 Warrants will have an exercise price of $0.95 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

Transferability. Subject to applicable laws, the Series 1 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Resale Registration Rights. Unless a permitted delay (as defined in the securities purchase agreement) is in effect, as soon as practicable (an in any event within 45 calendar days of the date of the securities purchase agreement), we will file a registration statement providing for the resale by the purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants. We will use commercially reasonable efforts to cause such registration to become effective within 90 days following the closing of this offering (or, in the event of a “full review” by the SEC, the 120th calendar day following the date of the securities purchase agreement) and to keep such registration statement effective at all times until no purchaser owns any Warrants Shares issuable upon exercise of the Warrants.

S-16

Exchange Listing. There is an established public trading market for warrants to purchase our common stock, which warrants were issued in our initial public offering and trade on The Nasdaq Capital Market under the symbol “IMACW.” However, the Series 1 Warrants and the shares of common stock issuable upon exercise of the Series 1 Warrants offered pursuant to the concurrent private placement are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part nor are such Series 1 Warrants and Warrant Shares being offered pursuant to such prospectus supplement and accompanying prospectus. Without an active trading market, the liquidity of the Series 1 Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series 1 Warrants with the same effect as if such successor entity had been named in the Series 1 Warrant itself. If holders of our shares of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of the Series 1 Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction (other than a fundamental transaction in which we issue 50% or more of the outstanding shares of common stock or 50% or more of the voting power of our common equity and, following such fundamental transaction, our shares remain publicly traded on Nasdaq or other established trading market), we or any successor entity will, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrant on the date of the consummation of such fundamental transaction, subject to certain exceptions.

Rights as a Stockholder. Except as otherwise provided in the Series 1 Warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a Series 1 Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Series 1 Warrant.

Series 2 Warrants to be Issued in the Concurrent Private Placement

The following summary of certain terms and provisions of the Series 2 Warrants that are being offered in the concurrent private placement is not complete and is subject to, and qualified in its entirety by the provisions of, the Series 2 Warrant. Prospective investors should carefully review the terms and provisions of the form of Series 2 Warrant for a complete description of the terms and conditions of the Series 2 Warrants.

Exercisability. The Series 2 Warrants are exercisable beginning on the Exercise Date and will expire on the date that is the one year anniversary of the Exercise Date. The Series 2 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the Series 2 Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Series 2 Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Series 2 Warrant. No fractional shares of common stock will be issued in connection with the exercise of the Series 2 Warrants. In lieu of fractional shares, we will, at our discretion, pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series 2 Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series 2 Warrants.

Exercise Price. The Series 2 Warrants will have an exercise price of $0.95 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.

Transferability. Subject to applicable laws, the Series 2 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Resale Registration Rights. Unless a permitted delay (as defined in the securities purchase agreement) is in effect, as soon as practicable (an in any event within 45 calendar days of the date of the securities purchase agreement), we will file a registration statement providing for the resale by the purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants. We will use commercially reasonable efforts to cause such registration to become effective within 90 days following the closing of this offering (or, in the event of a “full review” by the SEC, the 120th calendar day following the date of the securities purchase agreement) and to keep such registration statement effective at all times until no purchaser owns any Warrants Shares issuable upon exercise of the Warrants.

Exchange Listing. The Series 2 Warrants and the shares of common stock issuable upon exercise of the Series 2 Warrants offered pursuant to the concurrent private placement are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part nor are such Series 2 Warrants and Warrant Shares being offered pursuant to such prospectus supplement and accompanying prospectus. Without an active trading market, the liquidity of the Series 2 Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series 2 Warrants with the same effect as if such successor entity had been named in the Series 2 Warrant itself. If holders of our shares of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of the Series 2 Warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction (other than a fundamental transaction in which we issue 50% or more of the outstanding shares of common stock or 50% or more of the voting power of our common equity and, following such fundamental transaction, our shares remain publicly traded on Nasdaq or other established trading market), we or any successor entity will, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrants) of the remaining unexercised portion of the Warrant on the date of the consummation of such fundamental transaction, subject to certain exceptions.

Rights as a Stockholder. Except as otherwise provided in the Series 2 Warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a Series 2 Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Series 2 Warrant.

The material terms of our warrants are described under the heading “Description of Warrants” in the accompanying prospectus beginning on page 9.

S-17

PLAN OF DISTRIBUTION

Joseph Gunnar & Co., LLC has agreed to act as the sole Placement Agent in connection with this offering pursuant to the terms and conditions of the placement agency agreement dated August 11, 2022. The Placement Agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have entered into a securities purchase agreement directly with investors in connection with this offering. We will make offers only to a limited number of accredited investors. The offering is expected to close on or about August 16, 2022, subject to customary closing conditions, without further notice to you.

Pursuant to the terms of the securities purchase agreement, from the date hereof until the date that is 90 days after the closing date of this offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, subject to certain exceptions set forth in the securities purchase agreement.

In addition, we have also agreed with the purchasers of our common stock and the private placement warrants from the date of this prospectus supplement until one (1) year after the closing date of this offering, subject to certain exceptions, that we will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the securities purchase agreement.

Pursuant to the terms of the securities purchase agreement, from the date hereof until the date that is the one (1) year anniversary of the closing date of this offering, upon any issuance by the company or any of our subsidiaries of common stock or common stock equivalents for cash consideration, Indebtedness (as defined in the securities purchase agreement) or a combination of units thereof (a “Subsequent Financing”), each purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

Fees and Expenses

We have agreed to pay the Placement Agent a Placement Agent’s fee of 8.0% of the aggregate purchase price of shares of our common stock sold in this offering. The following table shows the per share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$0.760	$3,925,000
Placement Agent’s fees(1)	$0.061	$314,000
Proceeds to us before expenses	$0.699	$3,611,000

(1) We have also agreed to reimburse the Placement Agent for certain expenses. See below.

Because there is no minimum offering amount required as a condition to the closing in this offering, the actual total fees may be less than the amount set forth above.

In addition to the Placement Agent fees of $314,000, we have also agreed to reimburse the Placement Agent for out-of-pocket expenses incurred by it, including the reasonable fees, costs and disbursements of its legal counsel, in connection with this transaction in the amount of $40,000.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principals. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the form of placement agency agreement and form of securities purchase agreement with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Nasdaq Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol “BACK.” On August 12, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.6299 per share.

S-18

Indemnification

We have agreed to indemnify the Placement Agent and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Lock-Up Agreements

We, and our officers and directors, have agreed, subject to specified exceptions, not to directly or indirectly, without the prior written consent of the Placement Agent:

●	sell, offer to sell, contract to sell, hypothecate, pledge or otherwise transfer of dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by any person), any shares of common stock or securities convertible, exchangeable or exercisable into, shares of common stock;

●	make any demand for, or exercise any right or cause to be filed a registration statement under the Securities Act; or

●	publicly announce any intention to do any of the foregoing.

This restriction terminates 90 days after the closing date of this offering.

We also agreed that, except for offerings with the Placement Agent, for 365 days after the closing date of this offering, we will not effect or enter into an agreement to effect any issuance of shares of common stock or common stock equivalents (as defined in the securities purchase agreement that we entered into with the investors) involving a Variable Rate Transaction (as defined in the securities purchase agreement that we entered into with the investors).

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares offered hereby. Any such short positions could adversely affect future trading prices of the shares offered hereby. The Placement Agent and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing includes a brief summary of certain provisions of the placement agency agreement and securities purchase agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-20.

S-19

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York will pass upon certain legal matters in connection with this offering as our counsel. Ellenoff Grossman & Schole LLP, New York, New York has acted as counsel for the Placement Agent in connection with certain matters related to this offering.

EXPERTS

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Cherry Bekaert LLP’s report, given on their authority as experts in accounting and auditing.

Daszkal Bolton LLP, our former independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Daszkal Bolton LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on April 14, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 12, 2022;

●	our Current Reports on Form 8-K, filed on February 24, 2022, July 11, 2022 and August 8, 2022; and

●	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on February 4, 2019, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of this prospectus and before the completion of the offering of the shares of our common stock included in this prospectus supplement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

(844) 266-4622

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

S-20

Prospectus

IMAC Holdings, Inc.

$30,000,000

Common Stock Preferred Stock Warrants Rights Units

We may offer from time to time:

●	shares of our common stock, par value $0.001 per share;
●	shares of our preferred stock, par value $0.001 per share;
●	warrants to purchase any of the other securities that may be sold under this prospectus;
●	rights to purchase any of the other securities that may be sold under this prospectus; and
●	units comprised of the foregoing securities in any combination.

By means of this prospectus, we are offering $30,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of March 26, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $16,703,383, which was calculated based on 7,592,447 shares of outstanding common stock held by non-affiliates and on a price per share of $2.20, the closing price of our common stock on March 26, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

The securities we offer will have an aggregate public offering price of up to $30,000,000. We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our shares of common stock and warrants trade on The Nasdaq Capital Market under the symbols IMAC and IMACW, respectively. On March 26, 2020, the last reported sale prices of our common stock and warrants were $2.20 and $0.48, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS.
SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2020

In this prospectus, except as otherwise indicated, the words “IMAC” or the “Registrant” refer to IMAC Holdings, Inc. and the words “company,” “we,” “us,” “our” and “ours” refer to IMAC Holdings, Inc. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “warrants,” “rights” and “units” are to the common stock and preferred stock of IMAC, and warrants, rights or units issued by IMAC.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Documents by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

ii

IMAC Holdings, inc.

Overview of our Company

We are a growing chain of innovative medical advancements and care (IMAC) regeneration centers, combining life science advancements with traditional medical care for movement-restricting diseases and conditions. Our mix of medical and physical procedures is designed to improve patient experiences and outcomes and reduce healthcare costs as compared to other available treatment options. We own six and manage nine outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. Our treatments are performed by licensed medical practitioners through our regenerative rehabilitation protocols designed to improve the physical health, to advance the quality of life and to lessen the pain of our patients. We do not prescribe opioids, but instead offer an alternative to conventional surgery or joint replacement surgery by delivering minimally invasive medical treatments to help patients with sports injuries, back pain, knee pain, joint pain, ligament and tendon damage, and other related soft tissue conditions. Our employees focus on providing exceptional customer service to give our patients a memorable and caring experience. We believe that we have priced our treatments to be affordable by 95% of the population and are well positioned in the expanding regenerative medical sector.

Our licensed healthcare professionals provide each patient a custom treatment plan that integrates innovative regenerative medicine protocols (representing 20% of our revenue) with traditional, minimally invasive (minimizing skin punctures) medical procedures (representing 40% of our revenue) in combination with physical therapies (representing 35% of our revenue from physical therapy, and remaining 5% of our revenue from chiropractic). We do not use or offer opioid-based prescriptions as part of our treatment options in order to help our patients avoid the dangers of opioid abuse and addiction. We have successfully treated patients that were previously addicted to opioids because of joint or soft tissue related pain. Further, our procedures comply with all professional athletic league drug restriction policies, including the National Football League (NFL), National Basketball Association (NBA), National Hockey League (NHL) and Major League Baseball (MLB).

Dr. Matthew Wallis, DC, our Chief Operating Officer, opened the first IMAC Regeneration Center in Paducah, Kentucky in August 2000, which remains the flagship location of our current business. Dr. Jason Brame, DC joined Dr. Wallis in 2008. In 2015, Drs. Wallis and Brame hired Jeffrey S. Ervin as our Chief Executive Officer to collectively create and implement their growth strategy. The result was the formal creation of IMAC Holdings, LLC to expand IMAC clinics outside of western Kentucky, with such facilities to remain owned or operated under the group using the IMAC Regeneration Center name and services. In June 2018, we completed a corporate conversion in which IMAC Holdings, LLC was converted to IMAC Holdings, Inc. to consolidate ownership of existing clinics and implement our growth strategy.

Since May 2016, we have opened six outpatient medical clinics, acquired seven physical therapy practices and we manage one outpatient medical clinic for a total of 15 clinics in Kentucky, Missouri, Tennessee and Illinois. We intend to further expand the reach of our facilities to other strategic locations throughout the United States. In order to enhance our brand, we have partnered with several active and former professional athletes, opening two Ozzie Smith IMAC Regeneration Centers, two David Price IMAC Regeneration Centers, one Tony Delk IMAC Regeneration Center and one Mike Ditka IMAC Regeneration Center. We have also signed former NBA player George Gervin to be a brand ambassador for future clinics in Texas. Our brand ambassadors help deliver awareness to our non-opioid services, emphasizing our ability to treat sports and orthopedic injuries as an alternative to traditional surgeries for joint repair or replacement.

We own our medical clinics directly or have entered into long-term management services agreements to operate and control medical clinics by contract. Our preference is to own the clinics; however, some state laws restrict the corporate practice of medicine and require a licensed medical practitioner to own the clinic. Accordingly, our managed clinics are owned exclusively by a medical professional within a professional service corporation (formed as a limited liability company or corporation) under common control with us or eligible members of our company in order to comply with state laws regulating the ownership of medical practices. We are compensated under management services agreements through service fees based on the cost of the services provided, plus a specified markup percentage, and a discretionary annual bonus determined in the sole discretion of each professional service corporation.

1

We are focused on providing natural, non-opioid solutions to pain as consumers increasingly demand conservative treatments for an aging population. The demand for our services continues to grow fueled by consumer preferences for organic healthcare solutions over traditionally invasive orthopedic practices. We believe that our regenerative rehabilitation treatments are provided to patients at a much lower price than our primary competitors, including orthopedic surgeons, pain management clinics and hospital systems targeting invasive joint reconstruction. Surgical joint replacements cost several times more than our therapies initially treating the same condition. The U.S. government has recently adopted strict surgery pre-approval initiatives to reduces and limit the proliferation of opioids since they accompany substantially all joint replacement surgeries.

Over the past few years we have seen a rapid growth in demand for our services as measured by patient visits. The demand for our services continues at a rapid rate fueled by growth for organic healthcare solutions over traditionally invasive orthopedic practices. For the year ended December 31, 2019, we had 138,639 patient visits, which was more than 117% higher than the 63,812 visits for the comparable period in 2018. We also believe that our regenerative rehabilitation treatments are provided to patients at a much lower price than our primary competitors such as orthopedic surgeons, pain management clinics and hospital systems targeting invasive joint reconstruction. The average cost of inpatient care alone for a knee replacement was $16,300 in 2014 (excluding therapy). The average cost of a knee treatment for a patient that qualified for a knee replacement was $4,200 in 2017 (excluding therapy).

Independent industry research company IBIS World estimated that outpatient rehabilitation in the United States is an approximately $30 billion industry, with approximately 90% of that revenue generated from physical rehabilitation services, including orthopedic, sports, geriatric and other forms of physical medicine. Outpatient rehabilitation is anticipated to grow at a rate of 2% to 7% in the coming years, according to these industry research companies, due to the aging baby boomer generation, sustained high rates of obesity and healthcare reform. We believe that as healthcare insurance providers seek to reduce medical costs and government regulation restricts access to opioid pain prescriptions, our outpatient medical clinics are poised to capture a larger share of healthcare spending. As the workforce continues to grow, employer-based insurance expenditures will increase. In addition, government spending on Medicare will continue to be significant.

We believe that we have positioned ourselves to take advantage of current trends in healthcare spending. According to the Centers for Medicare & Medicaid Services’ National Health Expenditure Projections 2017-2026, national healthcare expenditures continue to rise and are projected to grow from an estimated $3.5 trillion in 2017 to $5.7 trillion by 2026, representing an average annual rate of growth of 5.5%, reaching a projected 19.7% of U.S. gross domestic product in 2026.

Demand for minimally invasive movement corrections and non-opioid pain management has surged with the growth of the baby boomer generation. The U.S. Census estimates that the U.S. population over 65 years of age is projected to more than double from 47.8 million to nearly 98.2 million persons and the 85 and older population is expected to more than triple, from 6.3 million to 19.7 million persons, between 2015 and 2060. Additionally, according to the U.S. Census Bureau, the number of older Americans is increasing as a percentage of the total U.S. population with the number of persons older than 65 estimated to comprise 14.9% of the total U.S. population in 2015 and projected to grow to 23.6% by 2060.

This significant demographic shift is changing healthcare consumption patterns. At the same time, individuals who are not eligible for Medicare have faced a significant rise in health insurance premiums. As consumers assume the burden of greater healthcare costs, they are price shopping and considering second opinions from conservative treatment providers like our company.

Our principal executive offices are located at 1605 Westgate Circle, Brentwood, Tennessee 37027 and our telephone number is (844) 266-IMAC (4622). We maintain a corporate website at http://www.imacregeneration.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

2

Risk Factors

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our 2019 annual report on Form 10-K filed with the SEC, but are also contained in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained or incorporated in this prospectus include, but are not limited to, statements about:

●	our dependence upon external sources for the financing of our operations;

●	our ability to effectively execute our growth and expansion strategy;

●	changes in the outpatient medical services market;

●	our limited operating history;

●	disruption caused by health epidemics, such as the coronavirus outbreak;

●	the valuation of assets reflected in our consolidated financial statements;

●	our reliance on continued access to financing;

●	our reliance on information provided and obtained by third parties;

●	federal, state and local regulatory matters;

●	additional expenses, not reflected in our operating history, related to being a public reporting company;

●	competition, not only in the outpatient medical clinic market, but also for traditional hospital and medical treatment generally; and

●	covenants contained in our master services agreements.

3

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

You should refer to the “Risk Factors” section of this prospectus and in our 2019 annual report on Form 10-K for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus or in our SEC periodic reports will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Ratio of Earnings to Fixed Charges

If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used to finance the costs of developing or acquiring additional outpatient medical clinics as a part of our growth and expansion strategy. We currently have no commitments or agreements with respect to any such acquisitions.

We also plan to use a portion of the net proceeds as a working capital reserve. Other general corporate purposes include amounts required to pay for continuing research and product development expenses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.

If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

4

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus; and

●	units comprised of the foregoing securities in any combination.

The terms of any securities offered will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of COMMON STOCK AND PREFERRED Stock AND CERTAIN OTHER

OUTSTANDING SECURITIES

The following is a summary of the rights and preferences of our common stock and preferred stock and certain other outstanding securities convertible or exercisable into our common stock. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of incorporation, bylaws and the other agreements and instruments described below, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada corporate law. We encourage you to read carefully this entire prospectus, our articles of incorporation, bylaws and the other agreements and instruments described below for a more complete understanding of our capital stock.

General

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 27, 2020, there were 10,009,097 shares of common stock issued and outstanding, held of record by 44 stockholders, and no shares of preferred stock issued or outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

5

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock.

Warrants

We issued warrants to purchase a total of 1,700,000 shares of common stock as part of our initial public offering in February 2019. The warrants were issued in book-entry form under a warrant agent agreement between Equity Stock Transfer, LLC, as warrant agent, and our company, and are represented by one or more book-entry certificates deposited with DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The warrants are identical except for the respective number of shares purchased. You should review a copy of the form of warrant, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The warrants are exercisable at any time after the date of issuance, and at any time up to 5:00 p.m., Eastern time, on the date that is five years after the date on which such warrants are issued, at which time any unexercised warrants will expire and cease to be exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage will not be effective until the 61st day after such notice to us.

At any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants is not effective, the holder may, at its option, exercise its warrants on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock that may be purchased upon such exercise.

6

The exercise price per share of common stock is $5.00. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

With the consent of the warrant holders holding a majority of the then outstanding warrants (as measured by the number of shares of common stock underlying such outstanding warrants), we may increase the exercise price, shorten the expiration date and amend all other warrant terms.

Effect of Certain Provisions of our Charter and Bylaws and the Delaware Anti-Takeover Statute

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

No cumulative voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws prohibit cumulative voting in the election of directors.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Calling of special meetings of stockholders and action by written consent

Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by our board of directors, chairman of the board of directors or chief executive officer or upon the written request of stockholders owning at least 33 1/3% of the outstanding common stock. Stockholder owning less than such required amount may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our charter documents provide that any action required or permitted to be taken by the stockholders of the company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by the stockholders.

7

Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment of certificate of incorporation and bylaws

The amendment of certain provisions (including the above provisions) of our certificate of incorporation and bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

8

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if no Court of Chancery located within the State of Delaware has jurisdiction, the Federal District Court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by our directors, officers, or other employees to us or to our stockholders, (iii) any action asserting a claim against us or any director, officer or other employee arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or bylaws or (iv) any action asserting a claim against us or any director, officer or other employee that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. Any person or entity purchasing or otherwise acquiring shares of our capital stock will be deemed to have notice of and consented to this provision of our certificate of incorporation. However, this sole and exclusive forum provision will not apply in those instances where there is exclusive federal jurisdiction, including but not limited to certain actions arising under the Securities Act or the Exchange Act.

Limitations of Liability and Indemnification

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Exchange Listing

Our common stock and warrants are traded on The Nasdaq Capital Market under the symbols “IMAC” and “IMACW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent for our warrants is Equity Stock Transfer, LLC, 237 West 37th Street, Suite 602, New York, NY 10018.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

9

General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our common stock, preferred stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

10

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, preferred stock, warrants or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;
●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
●	the exercise price;
●	the aggregate number of rights issued;
●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
●	the method by which holders of rights will be entitled to exercise;
●	the conditions to the completion of the offering, if any;
●	the withdrawal, termination and cancellation rights, if any;
●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
●	whether stockholders are entitled to oversubscription rights, if any;
●	any applicable material U.S. federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

11

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

12

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	the terms of any arrangement entered into with any dealer or agent.

13

Sales through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

14

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of IMAC Holdings, Inc. as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus and registration statement have been audited by Daszkal Bolton LLP, independent registered public accounting firm, as set forth in their report which is incorporated by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website http://www.imacregeneration.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). The documents we are incorporating by reference are as follows:

●	Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 26, 2020;

●

Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on January 6, 2020, February 12, 2020, March 9, 2020 and March 30, 2020; and

●	the description of our common stock and warrants contained in our registration statement on Form 8-A filed with the SEC on February 4, 2019 (File No. 001-38797), and any amendment or report filed with the SEC for the purpose of updating the description.

15

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

Attention: Investor Relations

Telephone: (844) 266-IMAC (4622)

Additional information about us is available at our website located at www.imacregeneration.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

16

IMAC Holdings, Inc.

5,164,474 Shares of Common Stock

PROSPECTUS SUPPLEMENT

August 12, 2022

Placement Agent

Joseph Gunnar & Co., LLC